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                                                               Exhibit 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of CFX Corporation, a corporation organized under the laws of the state of New Hampshire (the "Corporation"), hereby constitutes and appoints Peter J. Baxter, Mark A. Gavin, Gregg R. Tewksbury and Steven L. Kaplan, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.66 2/3 per share, of the Corporation, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.

         Name                  Title                           Date
         ----                  -----                           ----

/s/ Richard F. Astrella        Director                   June 11, 1997
----------------------------
Richard F. Astrella


/s/ William E. Aubuchon, III   Director                   June 11, 1997
----------------------------
William E. Aubuchon, III


/s/ Richard B. Baybutt         Director                   June 11, 1997
----------------------------
Richard B. Baybutt


/s/ Peter J. Baxter            President                  June 11, 1997
----------------------------   and Director
Peter J. Baxter
(Principal Executive
Officer)



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/s/ Christopher V. Bean        Director                   June 12, 1997
----------------------------
Christopher V. Bean


/s/ Christopher W. Bramley     Director                   June 11, 1997
----------------------------
Christopher W. Bramley


/s/ P. Kevin Condron           Director                   June 11, 1997
----------------------------
P. Kevin Condron


/s/ Calvin L. Frink            Director                   June 11, 1997
----------------------------
Calvin L. Frink


/s/ Eugene E. Gaffey           Director                   June 12, 1997
----------------------------
Eugene E. Gaffey


/s/ David R. Grenon            Director                   June 12, 1997
----------------------------
David R. Grenon


/s/ Elizabeth Sears Hager      Director                   June 11, 1997
----------------------------
Elizabeth Sears Hager


/s/ Douglas S. Hatfield, Jr.   Director                   June 11, 1997
----------------------------
Douglas S. Hatfield, Jr.


/s/ Philip A. Mason            Director                   June 11, 1997
----------------------------
Philip A. Mason


/s/ Walter R. Peterson         Director                   June 11, 1997
----------------------------
Walter R. Peterson


/s/ L. William Slanetz         Director                   June 11, 1997
----------------------------
L. William Slanetz


/s/ Gregg R. Tewksbury         Chief Financial            June 12, 1997
----------------------------   Officer
Gregg R. Tewksbury
(Principal Financial
and Accounting Officer)